UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2020

VENUS CONCEPT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900

Toronto, Ontario M2J 4Y8

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (877) 848-8430

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

(1)	CNB Loan Agreement

On December 9, 2020, Venus Concept Inc., a Delaware corporation (the “Company”), entered into the Third Amended and Restated Loan Agreement (the “CNB Loan Agreement”), by and among the Company, Venus Concept USA Inc., a Delaware corporation (“Venus USA”), Venus Concept Canada Corp., a Canadian corporation (“Venus Canada”; and together with the Company and Venus USA, collectively, the “Borrower”) and City National Bank of Florida (“CNB”), its successors and/or assigns as lender, pursuant to which CNB agreed to make certain changes to the Company’s existing revolving credit agreement. Pursuant to the CNB Loan Agreement, CNB provided a revolving credit facility to the Company and certain of its subsidiaries in the maximum principal amount of $10.0 million to be used to finance working capital requirements. As of September 30, 2020, there was $3.9 million outstanding under the CNB Loan Agreement, which bears interest at LIBOR rate plus 3.25%. A portion of the proceeds from the MSLP Loan described below will be used to repay $3.2 million of outstanding borrowings under the CNB Loan Agreement.

The CNB Loan Agreement contains various covenants that limits the Company’s ability to engage in specified types of transactions. Subject to limited exceptions, these covenants limit the Company’s ability, without CNB’s consent, to, among other things, sell, lease, transfer, exclusively license or dispose of the Company’s assets, incur, create or permit to exist additional indebtedness, or liens, to make dividends and certain other restricted payments, and to make certain changes to its management and/or ownership structure. The CNB Loan Agreement also contains a covenant requiring that a minimum of $23 million in cash be held in a deposit account maintained with CNB for one year following the closing of the CNB Loan Agreement, and after the first anniversary of the CNB Loan Agreement, a minimum of $3 million in cash must be held in a deposit account maintained with CNB. The Madryn Noteholders (defined below) have agreed to hold $20 million in cash in an escrow account at CNB, and pursuant to an escrow agreement, such cash will be released back to the Madryn Noteholders on the first anniversary of the CNB Loan Agreement. The Company is required to maintain $3 million in cash in a deposit account maintained with CNB at all times during the term of the CNB Loan Agreement. In addition, the CNB Loan Agreement contains certain covenants that require the Company’s subsidiary obligors to achieve certain minimum account balances, or a minimum debt service coverage ratio and a maximum total liability to tangible net worth ratio. If the Company’s subsidiary obligors fail to comply with these covenants, it will result in a default and require the Company and its subsidiary obligors to repay all outstanding principal amounts and any accrued interest. In connection with the CNB Loan Agreement, a loan fee of $1,000,000 is payable in equal installments on January 25, February 25 and March 25, 2021.

The CNB Loan Agreement is secured by substantially all of the Company’s assets and the assets of certain of its subsidiaries and requires the Company to maintain either a minimum cash balance in deposit accounts or a maximum total liability to tangible net worth ratio and a minimum debt service coverage ratio. An event of default under the CNB Loan Agreement would cause a default under the Notes and the MSLP Loan Agreement, each as described below, provided that a waiver of each default by CNB will also result in the termination of the corresponding default in the Notes.

In connection with the CNB Loan Agreement, the Company also entered into a Second Amended and Restated Security Agreement with CNB dated as of December 9, 2020 (the “CNB Security Agreement”), by and among the Company and Venus USA, pursuant to which the Company agreed to grant CNB a security interest in substantially all of its assets to secure the obligations under the CNB Loan Agreement. Upon the occurrence, and during the continuance of, an event of default under the CNB Loan Agreement, if the Company and its subsidiary obligors are unable to repay all outstanding amounts, CNB may foreclose on the collateral granted to it to collateralize the indebtedness, which includes the enforcement of the CNB Security Agreement, which will significantly affect the Company’s ability to operate its business.

(2)	Main Street Priority Lending Program Term Loan

On December 8, 2020, Venus USA, a wholly-owned subsidiary of the Company, executed a Loan and Security Agreement (the “MSLP Loan Agreement”), a Promissory Note (the “MSLP Note”), and related documents for a loan in the aggregate amount of $50,000,000 for which CNB will serve as lender pursuant to the Main Street Priority Loan Facility as established by the Board of Governors of the Federal Reserve System Section 13(3) of the Federal Reserve Act (the “MSLP Loan”). Venus USA’s obligations under the MSLP Loan will be secured pursuant to a Guaranty of Payment and Performance dated as of December 8, 2020 (the “Guaranty Agreement”), by and between the Company and CNB. On December 9, 2020, the Company was advised that the MSLP Loan had been funded and the transaction closed.

The MSLP Note has a term of five years and bears interest at a rate per annum equal to: (i) the London Interbank Offered Rate for 30-day U.S. dollar deposits as published in the “Money Rates” column of the local edition of The Wall Street Journal, plus (ii) three percent (3%). Accrued interest will be paid in kind on December 8, 2021. Commencing on January 8, 2022 and continuing on the eighth (8th) day of each month thereafter, Venus USA is required to make consecutive monthly payments of accrued interest. On December 8, 2023 and December 8, 2024, Venus USA must make an annual payment of principal plus accrued but unpaid interest in an amount equal to fifteen percent (15%) of the outstanding principal balance of the MSLP Note (inclusive of accrued but unpaid interest). The entire outstanding principal balance of the MSLP Note together with all accrued and unpaid interest is due and payable in full on December 8, 2025. Venus USA may prepay the MSLP Loan at any time without incurring any prepayment penalties. The MSLP Note provides for customary events of default, including, among others, those relating to a failure to make payment, bankruptcy, breaches of representations and covenants, and the occurrence of certain events. In addition, the MSLP Loan Agreement and MSLP Note contain various covenants that limit the Company’s ability to engage in specified types of transactions. Subject to limited exceptions, these covenants limit the Company’s ability, without CNB’s consent, to, among other things, sell, lease, transfer, exclusively license or dispose of our assets, incur, create or permit to exist additional indebtedness, or liens, to make dividends and other restricted payments, and to make certain changes to its ownership structure.

(3)	Securities Exchange and Registration Rights Agreement

Contemporaneously with the MSLP Loan Agreement, the Company, Venus USA, Venus Canada, Venus Concept Ltd., an Israeli corporation (“Venus Ltd.”) and the Madryn Noteholders (as defined below), entered into a Securities Exchange Agreement (the “Exchange Agreement”) dated as of December 8, 2020, pursuant to which the Company (i) repaid on December 9, 2020, $42,500,000 aggregate principal amount owed under the credit agreement dated as of October 11, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Madryn Credit Agreement”), by and among Venus Canada, Venus USA (collectively, the “Madryn Borrowers”), the Company, as a Guarantor, Venus Ltd., as a Guarantor, the other Guarantors from time to time party thereto, the lenders from time to time party thereto (the “Madryn Lenders”), and Madryn Health Partners, LP, as Administrative Agent (“Madryn”) and (ii) issued, on December 9, 2020, to the Madryn Health Partners (Cayman Master), LP and Madryn Health Partners, LP (the “Madryn Noteholders”) secured subordinated convertible notes in the aggregate principal amount of $26,695,110.54 (which amount includes a closing fee of $1,600,000). The Madryn Credit Agreement was terminated effective December 9, 2020 upon the funding and closing of the MSLP Loan and the issuance of the Notes. The Exchange Agreement also provides the Madryn Noteholders with certain registration rights related to the shares issuable upon conversion of the Notes described below.

(4)	Issuance of Secured Subordinated Convertible Notes

On December 9, 2020, the Company issued $26,695,110.54 aggregate principal amount of secured subordinated convertible notes (the “Notes”) to the Madryn Noteholders pursuant to the terms of the Exchange Agreement.

The Notes will accrue interest at a rate of 8.00% per annum from the date of original issuance of the Notes to the third anniversary date of the original issuance and thereafter interest will accrue at a rate of six percent (6.00%) per annum. Under certain circumstances, in the case of an event of default under the Notes, the then applicable interest rate will increase by four percent (4.00)% per annum. Interest is payable quarterly in arrears on the last business day of each calendar quarter of each year after the original issuance date, beginning on December 31, 2020. The Notes will mature on December 9, 2025, unless earlier redeemed or converted.

In connection with the Exchange Agreement, the Company also entered into (i) a Guaranty and Security Agreement dated as of December 9, 2020 (the “Madryn Security Agreement”), by and among the Company, Venus USA, Venus Canada, Venus Ltd. and Madryn, as collateral agent, pursuant to which the Company agreed to grant Madryn a security interest, in substantially all of its assets, to secure the obligations under the Notes and (ii) a Subordination of Debt Agreement dated as of December 9, 2020 (the “CNB Subordination Agreement”), by and among the Company, Madryn Noteholders and CNB. Obligations under the Notes are secured by substantially all of the assets of the Company and its subsidiaries party to the Madryn Security Agreement. The obligations of the Company under the Notes and the security interests and liens created by the Madryn Security Agreement are subordinated to the indebtedness of the Company owing to CNB (including, but not limited, pursuant to the MSLP Loan Agreement and the CNB Loan Agreement) and any security interests and liens which secure such indebtedness owing to CNB.

Pursuant to the Madryn Security Agreement, upon the occurrence and during the continuance of an event of default under the Madryn Notes, if the Company is unable to repay all outstanding amounts, the Madryn Noteholders may, subject to the terms of the CNB Subordination Agreement, foreclose on the collateral granted to it to collateralize the indebtedness, including the enforcement of the Madryn Security Agreement, which will significantly affect the Company’s ability to operate its business. The security interests and liens granted to the Madryn Noteholders under the Madryn Security Agreement will terminate upon the earlier of (i) an assignment of the Notes (other than to an affiliate of the Madryn Noteholders) pursuant to the terms of the Exchange Agreement and (ii) the first date on which the outstanding principal amount of the Notes is less than $10,000,000. Additionally, the Madryn Security Agreement contains various covenants that limit the Company’s ability to engage in specified types of transactions. Subject to limited exceptions, these covenants limit the Company’s ability, without the Madryn Noteholders’ consent, to, among other things, incur, create or permit to exist additional indebtedness, or liens, and to make certain changes to its ownership structure. The Madryn Security Agreement also contains a covenant which requires that if the Company or any of its subsidiaries that has guaranteed the Notes consummates a disposition of material assets the result of which is that less than 50% of the consolidated net tangible assets of such entities secure the Notes then, within 90 days thereafter, the Company and its subsidiaries party to the Madryn Security Agreement must provide certain additional collateral so that more than 50% of the consolidated net tangible assets of the Company and its subsidiaries which have guaranteed the Notes will be collateral securing the Notes.

At any time prior to the maturity date, Madryn Noteholders may convert the Notes at their option into shares of the Company’s common stock at the then-applicable conversion rate. The initial conversion rate is 307.6923077 shares of common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $3.25 per share of common stock. The conversion rate will be subject to customary adjustments upon the occurrence of certain events.

The Notes will be redeemable, in whole and not in part, at the Company’s option at any time, at a redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, the redemption date, plus a redemption premium. The Company’ redemption option is subject to satisfaction of the conditions set forth in the Notes, including that a registration statement covering the resale of the shares of the Company’s common stock issuable upon conversion of the Notes is effective and available for use.

The Madryn Noteholders have certain rights to require a successor entity to assume the Notes upon certain corporate events that constitute a “Fundamental Transaction” (as defined in the Notes). The definition of Fundamental Transaction includes certain business combination transactions involving the Company. In the event of a “Change of Control” of the Company (as defined in the Notes), the Notes will be redeemable at the option of the holder at par plus accrued and unpaid interest on the Notes subject to redemption (without a premium). A Change of Control includes acquisitions of 50% or more of the voting equity of the Company (other than by certain existing stockholders).

The Notes have customary provisions relating to the occurrence of “Events of Default” (as defined in the Notes), which include the following: (i) the Company’s failure to deliver the required number of shares of common stock issuable upon conversion of the Notes within ten trading days after the applicable conversion date; (ii) the Company’s failure to pay the holder any principal, interest or any other amount due under any other transaction agreement; (iii) certain defaults under MSLP Loan Agreement or the CNB Credit Agreement; (iv) certain events of bankruptcy, insolvency and reorganization involving any Obligor, the or any of the Company’s subsidiaries; (v) the rendering of certain final judgments against the Company or any Guarantor for the payment of more $500,000, where such judgment remains unpaid for a period of thirty (30) consecutive days; (vi) the Company’s failure to comply with certain covenants in the Notes; (vii) any representation or warranty of the Company in any Transaction Document is incorrect or misleading in any material respect when given; (viii) the failure of any Obligor to comply with any covenants in the transaction documents which is not cured within 30 days; (ix) the failure of any material provision of the transaction document to be enforceable against the Company or its subsidiaries party thereto; and (x) the Company’s common stock ceases to be quoted on the Nasdaq Global Market.

If an Event of Default occurs, then, the Madryn Noteholders may, subject to the terms of the CNB Subordination Agreement, (i) declare the outstanding principal amount of Notes, all accrued and unpaid interest and all other amounts owing under the Notes and other transaction documents entered into in connection therewith to be immediately become due and payable without any further action or notice by any person and (ii) exercise all rights and remedies available to it under the Notes, the Madryn Security Agreement and any other document entered into in connection with the foregoing.

In the case of conversion of the Notes on the maturity date, any redemption date or any date of any required payment upon any event of default, as applicable, on which the entire outstanding principal of Notes is to be repaid, redeemed or prepaid in full, the Company, at the option of the noteholder, may satisfy its obligation to pay cash by delivering a combination of cash and shares of common stock.

The Notes are not assignable to a third party (other than to an affiliate of the Madryn Noteholders) without the prior written consent of the Company and subject to certain conditions set forth in the Notes.

The Notes will be the Company’s secured, subordinated obligations and will be (i) equal in right of payment with the Company’s existing and future senior unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; and (iii) subordinated to the Company’s existing secured indebtedness.

Upon the terms and subject to the conditions of the Exchange Agreement, the Company agreed to to (i) file with the Securities and Exchange Commission (the “SEC”), as soon as practicable, but in any event by the 60th day after the issuance date of the Notes, a registration statement covering the resale, from time to time, of the shares of the Company’s common stock issuable upon conversion of the Notes, subject to limited exceptions; (ii) cause the registration statement to become effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as practicable; and (iii) keep the registration statement continuously effective under the Securities Act until the earlier of (A) the date as of which all of the investors may sell all of shares issued upon conversion without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) or (B) the date on which the investors have sold all of the shares of common stock covered by such registration statement.

The foregoing description of the CNB Loan Agreement, the CNB Security Agreement, the MSLP Loan Agreement, the Guaranty Agreement, the Exchange Agreement, the Notes, the Madryn Security Agreement and the CNB Subordination Agreement are qualified in their entirety by the terms of such agreements. A copy of the CNB Loan Agreement, the CNB Security Agreement, the MSLP Loan Agreement, the Guaranty Agreement, the Exchange Agreement, the Notes, the Madryn Security Agreement and the CNB Subordination Agreement will be filed in a subsequent amendment to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On December 9, 2020, in connection with the funding of the MSLP Loan and the issuance of the Madryn Notes, the Madryn Credit Agreement was terminated pursuant to the Exchange Agreement. All prepayment premiums due under the Madryn Credit Agreement were waived by the Madryn Lenders.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the Madryn Noteholders in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 8,213,882 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 307.6923077 shares of common stock per $1,000 principal amount of the Notes, which represents an initial conversion price of approximately $3.25 per share of common stock, and which is subject to customary anti-dilution adjustment provisions, and rounding.

Item. 8.01. Other Events.

On December 10, 2020, the Company issued a press release announcing the transactions described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer

Date: December 10, 2020